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                                              Exhibit No. 99.1

                                COMPANY CONTACT: Bill McKay
                                                 Sunbase Asia/Southwest Products
                                                 Tel: 800/826-0729

                          SUNBASE ASIA, INC. ANNOUNCES
                      INTENTION TO REFOCUS ITS OPERATIONS
                      -----------------------------------

     Los Angeles, California - January 7, 1999 - Sunbase Asia, Inc. (NASDAQ NM:
SNBS) today announced its intention to divest its bearing manufacturing assets in the U.S. and to refine its business strategy, which may involve the finding of a new strategic alliance, reorganization and/or divestiture of its bearing manufacturing assets in China.

     The Company plans to divest its U.S. bearing manufacturing assets, Southwest Products Company, in such as a way as to minimize the impact on the operations on Southwest Products and maximize the sale price. The Company has appointed a trustee to oversee the operations of the subsidiary, to insure the subsidiary's compliance with all U.S. laws and regulations and to work with the Company's Board to actively pursue a suitable buyer. In light of the Company's decision to appoint a trustee pending the sale of Southwest Products, the Committee on Foreign Investment in the United States (CFIUS) approved the Company's withdrawal of its voluntary notice to CFIUS regarding its acquisition of Southwest Products. As a result, the CFIUS investigation reported in the Company's November 19, 1998 Form 10-Q, has been terminated.

     Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements. There can be no assurance as to the price or terms that the Company may realize for the sale of its U.S. bearing manufacturing assets. As a result, no forward-looking statement should be regarded as a representation by Sunbase Asia, Southwest Products or any other person as to the outcome of any such sale.

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